Exhibit 10.1

                           PURCHASE AND SALE AGREEMENT
                                 (EAGAN SCHOOL)

     This PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into as of this 28th day of March, 2001, by and between THE TESSERACT GROUP, INC., a Minnesota corporation, in its corporate capacity and in its capacity as debtor and debtor-in-possession in its Chapter 11 case pending in the United States Bankruptcy Court for the District of Arizona ("Seller"), and TESSERACT OF EAGAN, INC., a Minnesota non-profit corporation ("Buyer").

                                    RECITALS

     A. Seller operates that certain private school commonly known as the "Eagan TesseracT School" located at 3800 TesseracT Place, Eagan, Minnesota 55122 (the "School").

     B. Seller has filed a voluntary petition for Chapter 11 relief under Title 11 of the United States Code ("Bankruptcy Code"), which is pending before the United States Bankruptcy Court for the District of Arizona (the "Court").

     C. Seller desires, subject to the approval of the Court, to sell and Buyer desires to purchase certain assets and assume certain liabilities of Seller in connection with Seller's operations of the School on the terms and conditions set forth in this Agreement and in accordance with Bankruptcy Code ss.ss.363 and 365.

     D. Buyer shall complete its due diligence of the School and all other matters addressed in this Agreement by no later than the Initial Hearing Date (as defined in SECTION 1.10).

     E. Prior to or contemporaneously with the closing of this transaction, Buyer intends on purchasing the real property on which the School is situated, and the related improvements and fixtures from EPI (defined below).

     F. The parties hereto acknowledge that: (i) they intend that the transaction contemplated under this Agreement be an asset purchase and not a sale of the stock of Seller; and (ii) Buyer is not buying the Business of Seller as defined in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     For purposes of this Agreement, the following capitalized terms, when used in this Agreement, shall have the meanings assigned to them as follows:
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     1.1 ASSUMED CONTRACTS. The term "Assumed Contracts" shall mean all Teaching
Contracts (as defined in SECTION 1.16), which Buyer will assume hereunder, and all other contracts, if any, which are specifically set forth on Schedule 1.1 attached hereto.

     1.2 BUSINESS. The term "Business" shall mean Seller's operations conducted under the name "TesseracT," "The TesseracT Group, Inc.," or " Eagan TesseracT School," at the School.

     1.3 CLAIM. The term "Claim" shall be given the same meaning as provided to such term under Bankruptcy Code ss. 101(5).

     1.4 CLOSING. The term "Closing" shall mean the completed exchange of: (i) Closing documents set forth in Articles XV and XVI below, together with the simultaneous conveyance by Seller to Buyer of the Purchased Assets; (ii) the payments between Buyer and Seller due under the terms of this Agreement; and
(iii) the assumption by Buyer of the obligations which it has expressly agreed to assume hereunder.

     1.5 DELINQUENT REAL PROPERTY TAXES. The term "Delinquent Real Property Taxes" shall mean those real property taxes that are classified as delinquent by the applicable governmental authorities.

     1.6 CLOSING DATE. The term "Closing Date" shall mean the date on which the Closing occurs which shall not be later than March 30, 2001, unless such date is extended in accordance with SECTION 11.1.

     1.7 EAGAN PROPERTY. The term " Eagan Property" shall mean that certain real property located in Eagan, Minnesota, at which Seller operates the charter school commonly referred to as the " Eagan TesseracT School".

     1.8 EPI. The term "EPI" shall mean Education Property Investors, Inc., a Nevada corporation.

     1.9 EQUIPMENT. The term "Equipment" shall mean all furniture, fixtures, office equipment, computers, printers, and other tangible personal property owned by Seller and located at the School as evidenced by Schedule 1.9 attached hereto, the inventory list prepared by Seller.

     1.10 INITIAL HEARING DATE. The "Initial Hearing Date" shall mean the date the Court conducts its initial hearing on the Motion to approve the sale of the Purchased Assets (as defined in SECTION 2.1).

     1.11 LEASE. The term "Lease" shall mean that certain Lease dated as of June 9, 1998 by and between Seller, as lessee, and EPI, as lessor, pursuant to which Seller leases the Real Property and the Eagan Property from EPI.

     1.12 REAL PROPERTY PURCHASE AGREEMENT. The term "Real Property Purchase Agreement" shall mean the written agreement between Buyer and EPI that provides for EPI's sale, and Buyer's purchase, of the Real Property.

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     1.13 REAL PROPERTY.  The term "Real  Property" shall mean the real property that is the subject of the Real Property Purchase Agreement, which is commonly known as 3800 TesseracT Place, Eagan, Minnesota.

     1.14 SECTION 363 ORDER. The term "Section 363 Order" shall mean the order entered by the Court pursuant to Bankruptcy Code ss.363 approving Seller's sale of the Purchased Assets (as defined in SECTION 2.1 below) to Buyer free and clear of any and all liens, encumbrances, claims, security interests, and adverse interests of any kind, the form of which shall be agreed to by the parties hereto.

     1.15 SECTION 365 ORDER. The term "Section 365 Order" shall mean the Order entered by the Court pursuant to Bankruptcy Code ss.365(a) approving Seller's decision to: (i) reject the Lease; and (ii) assume the Assumed Contracts, the form of which shall be agreed to by the parties hereto.

     1.16 TEACHERS' ACCRUED LIABILITIES. The term "Teachers' Accrued Liabilities" shall mean the liabilities of Seller for accrued compensation arising under Seller's employment obligations with the teachers at the School (the "Teaching Contracts"), as of the Closing Date, which are specifically set forth on Schedule 1.16 attached hereto and totals approximately $86,517.65. The Teachers' Accrued Liabilities amounts set forth on Schedule 1.16 are effective as of March 30, 2001, and the parties will agree to an amended Schedule 1.16 at the Closing which shall set forth the actual amount of the Teachers' Accrued Liabilities on the Closing Date.

                                   ARTICLE II.

                                PURCHASE AND SALE

     2.1 ASSETS TO BE SOLD. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller agrees to sell, assign, transfer and convey, free and clear of any and all liens, encumbrances, claims, security interests, and adverse interests of any kind, other than as set forth on
Schedule 2.1, the following assets and intangibles to Buyer (collectively, the "Purchased Assets"), which the Buyer may use to operate a school:

          2.1.1 EQUIPMENT AND THE ASSUMED CONTRACTS. The Equipment and the Assumed Contracts.

          2.1.2 OTHER PERSONAL PROPERTY. In addition to the Equipment, except as specifically excluded pursuant to Section 2.2 of the Agreement, any and all other tangible and intangible property utilized by Seller in connection with the Business conducted at the School facility, including, but not limited to, all security and utility deposits, supplies-on-hand and the 1996 Ford E 350 Van.

          2.1.3 RECORDS. FILES AND RELATED MATERIALS. Subject to confidentiality requirements under state and federal laws, copies of all records, files, invoices, student lists, employee files, accounting records, business records, operating information, any available historical financial data and other data of Seller relating to the School.

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          2.1.4 GOODWILL. All of Seller's goodwill that relates to the School.

     2.2 EXCLUDED ASSETS. Notwithstanding SECTION 2.1 above, Seller shall not sell, transfer, assign, convey or deliver to Buyer, any asset not specifically addressed in SECTION 2.1 above, including but not limited to the following assets (collectively the "Excluded Assets"):

          2.2.1 CONSIDERATION. The consideration delivered by Buyer to Seller pursuant to this Agreement.

          2.2.2 INTELLECTUAL PROPERTY. Subject to SECTION 8.2 of this Agreement, all intellectual property of Seller, including, but not limited to, Sellers' trademarks, trade names, curriculum, and trade secrets.

          2.2.3 INSURANCE POLICIES. Seller's insurance policies and rights thereunder, including, but not limited to, general liability and workers' compensation insurance held by Seller.

          2.2.4 CORPORATE FRANCHISE. Seller's franchise to be a corporation, its certificate of incorporation, corporate seal, stock books, minute books and other corporate records having exclusively to do with the corporate organization and capitalization of Seller.

          2.2.5 CASH OR CASH  EQUIVALENTS.  Other  than  deposits  addressed  in
SECTION 2.1.2, Seller's accounts receivable, cash or cash equivalents are Excluded Assets to this Purchase Agreement.

                                  ARTICLE III.

                            ASSUMPTION OF LIABILITIES

     3.1 ASSUMED LIABILITIES. At Closing, Seller shall assume, cure and assign, and Buyer shall accept said assignment (collectively, the "Assumed Liabilities") of the Assumed Contracts; provided, however, that Buyer shall, with the exception of the $86,517.65 due under the Teaching Contracts as described in
SECTION 1.8 of this Agreement and subject to adjustment as set forth therein, only be obligated to pay, perform, or discharge in accordance with their, terms such obligations thereunder that arise on or after the Closing Date. Additionally, at Closing Seller shall assume and assign, and Buyer shall accept said assignment of: (i) the Delinquent Real Property Taxes pursuant to Section 8.6; and (ii) the Mechanic's Lien pursuant to Section 8.7. Buyer shall fully and faithfully perform all duties and obligations, due or owing after Closing, of Seller with respect to the Assumed Liabilities.

     3.2 NO ASSUMPTION OF OTHER LIABILITIES. Except as expressly set forth in this Agreement, Buyer does not by this Agreement, and will not be obligated to, assume any obligation, liability or duty of Seller whether incurred in connection with the Purchased Assets, or otherwise, including, without limitation, any obligation or liability of Seller relating to, arising from or in connection with any tort claims made by a third party relating to the Business.

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                                   ARTICLE IV.

                                TERMS OF PAYMENT

     4.1 PAYMENT DUE AT CLOSING. At Closing, Buyer shall pay to Seller an amount equal to Thirty Thousand and No/100 Dollars ($30,000.00) less the amount of the Deposit delivered by Buyer to Seller in accordance with SECTION 4.2 below, in immediately available funds. In addition, at Closing Seller shall pay to Buyer an amount equal to One Hundred Thousand Dollars ($100,000.00) for Buyer's assumption of the Assumed Liabilities and the Teachers' Accrued Liabilities in immediately available funds. Buyer's payment and Seller's payment shall collectively be referred to as the "Purchase Price".

     4.2 DEPOSIT. Contemporaneously with the execution of this Agreement, Buyer shall deliver to Seller a cash deposit in the amount of Ten Thousand and No/100 Dollars ($10,000.00) (the "Deposit"). Prior to the expiration of the Due Diligence Period, the Deposit shall be refundable to Buyer as provided herein. Upon the expiration of the Due Diligence Period, the Deposit shall become non-refundable except in the event that a condition precedent of Buyer's duty to close pursuant to SECTIONS 13.1 THROUGH 13.4 or SECTION 13.6 has not been fully and completely satisfied as of the Closing. In the event the sale of the Purchase Assets as contemplated hereunder is consummated, the Deposit shall be delivered to Seller at the Closing and credited against the Purchase Price.

                                   ARTICLE V.

                                  DUE DILIGENCE

     5.1 DUE DILIGENCE PERIOD. Buyer shall have until the expiration of the Due Diligence Period (as hereinafter defined) to conduct Due Diligence investigations with respect to the Purchased Assets. Seller shall make available to Buyer and its employees, representatives, counsel and consultants access to all of its documents, materials, books, records and files relating to the Purchased Assets in Seller's possession or reasonable control, and Seller agrees to allow Buyer to make copies at Seller's office of such items as Buyer reasonably requests and at Buyer's sole cost and expense. As used herein, "Due Diligence Period" means the period commencing on the date the parties execute this Agreement and ending at 5:00 P.M. (Mountain Standard Time) on the Initial Hearing Date.


     5.2 TERMINATION DURING DUE DILIGENCE. Prior to the end of the Due Diligence Period, Buyer shall have the right to terminate this Agreement at any time in its sole and absolute discretion and for any reason or no reason whatsoever upon delivery to Seller of written notice informing Seller of its election to terminate the Agreement. Upon the expiration of the Due Diligence Period, if Buyer has not delivered written notice to Seller terminating the Agreement, then, the Deposit shall become non-refundable, except in the event that a condition precedent of Buyer's duty to close pursuant to Sections 13.1 through
13.4 or Section 13.6 has not been fully and completely satisfied as of the Closing, in which case the Deposit shall be refunded to Buyer.

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                                   ARTICLE VI.

              REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER

     Seller hereby represents, warrants, and covenants to Buyer as follows, and the warranties, representations, and covenants contained in this Article or elsewhere in this Agreement shall be deemed to be made as of the Closing:

     6.1 CORPORATE STATUS. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and is qualified to do business in the State of Arizona.

     6.2 CORPORATE AUTHORITY. Subject only to approval of the Court, Seller has full power and authority to execute and perform this Agreement and all corporate action necessary to confirm such authority has been duly and lawfully taken. Upon execution hereof, this Agreement shall be a valid, legally binding obligation of Seller, enforceable in accordance with its terms subject only to approval by the Court.

     6.3 TITLE TO PURCHASED ASSETS. Seller has good and marketable title to the Purchased Assets, and has full power and authority to transfer such title to Buyer subject only to approval by the Court.

     6.4 ASSUMED CONTRACTS. The Assumed Contracts are valid, binding and in full force and effect; and there exists no default or event that with the giving of notice, the passage of time or both, would constitute a default thereunder that remains uncured as of the Closing Date.

                                  ARTICLE VII.

               REPRESENTATIONS, WARRANTIES, AND COVENANTS OF BUYER

     Buyer hereby represents and warrants to Seller as follows and the warranties and representations contained in this Article or elsewhere in this Agreement shall be deemed to be made as of Closing:

     7.1  ORGANIZATION.   Buyer  is  a  Minnesota  non-profit  corporation  duly
organized, validly existing and in good standing under the laws of the State of Minnesota.

     7.2 AUTHORITY. Buyer has full power and authority to execute and perform this Agreement and all action necessary to confirm such authority has been duly and lawfully taken. Upon execution hereof, this shall be a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms subject only to approval by the Court.

     7.3 CONDITION OF ASSETS. Buyer has fully examined the physical condition of the Purchased Assets, and hereby agrees to accept such property AS IS AND WHERE IS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IS MADE WITH RESPECT TO THE PURCHASED ASSETS.

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                                  ARTICLE VIII.

                                 OTHER COVENANTS

     8.1 TESSERACT NAME. Buyer shall have a fully paid-up, non-exclusive, perpetual license to use the trademark and trade name "TesseracT" as part of the full name of the School. Buyer may prepare for Seller's execution a licensing agreement consistent with the terms herein.

     8.2 TESSERACT NAME. Buyer shall have have the fully paid-up, non-exclusive, perpetual right to use Seller's curriculum in its post-closing operation of the school, including, without limitation, materials, and instruction techniques of Seller.

     8.3 DEFERRED REVENUE CLAIMS FOR PREPAID TUITION AND DEPOSITS. Parents previously paid certain deposits and prepaid tuition to Seller which have not been earned by Seller as of the date of this Agreement, but would be earned by Seller if Seller continued to operate the School to the end of the existing school year (the "Deferred Revenue Claims"). It is Seller's position that if Buyer purchases the Real Property underlying this School and contemporaneously closes the transaction set forth in this Agreement, Buyer will be responsible for providing the services related to the Deferred Revenue Claims to the parents who hold such claims. Buyer disagrees with Seller's position. The parties fully reserve their rights with respect to this issue.

     8.4 LEASE CLAIMS. Seller understands that Buyer has or may bring certain claims arising under or relating to the Lease. Buyer reserves the right to assert such claims in Seller's bankruptcy case, and Seller reserves the right to object to all such claims in its bankruptcy case.

     8.5 DELINQUENT REAL PROPERTY TAXES. At Closing, Seller shall assign and Buyer shall accept said assignment of the Delinquent Real Property Taxes on the Eagan Property in an amount not to exceed Eighty-Four Thousand and No/100 Dollars ($84,000.00).

     8.6 MECHANIC'S LIEN. As of Closing, Seller shall assign, and Buyer shall accept said assignment of the Mechanic's Lien existing on the Eagan Property in an amount not to exceed Eighteen Thousand Five Hundred and No/100 Dollars ($18,500.00).

                                   ARTICLE IX.

                                    EMPLOYEES

     9.1 DEFINITION. Seller has provided Buyer with a complete list of all persons regularly employed on either a part-time or full-time basis by Seller in connection with the School. For purposes of this Article, the term "Employees" shall mean all persons on such list.

     9.2 EMPLOYMENT OF SELLER'S EMPLOYEES AT THE SCHOOL. As of the Closing Date, Buyer shall assume all of the Teaching Contracts. From and after the Closing Date, Buyer shall be solely responsible for payment, when and if due, of all obligations under the Teaching Contracts, including, without limitation, any

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accrued  vacation  pay,  sick  leave,  or  bonuses  earned  under  the  Teaching
Contracts, but only to the extent specifically set forth in the Teaching Contracts. Immediately prior to, or simultaneously with, the Closing, Seller shall terminate the employment of all of its employees, except those employees under the Teaching Contracts. Buyer intends to offer employment to most of Seller's employees. Except for the Teaching Contracts, Buyer shall not assume any liabilities relating to, arising from or in connection with any obligation or liability of Seller relating to employees or independent contractors including, but not limited to, accrued salaries, other compensation or benefits, severance payments, accrued vacations, pensions, retirement plans, distributions or bonuses. Seller shall indemnify Buyer for all pre-Closing obligations and liabilities relating to, arising from or in connection with any obligation or liability of Seller relating to employees or independent contractors (other than the $86,517.65 due under the Teaching Contracts as described in SECTION 1.16 of this Agreement and subject to adjustment as set forth therein) and any other employment relationships, including, without limitation, payment of accrued payroll which shall be paid by Seller prior to the Closing.

     9.3 EMPLOYEE SOLICITATIONS. Buyer shall be entitled to reasonable access to all employees related to the School for purposes of interviewing these individuals.

     9.4 WORKERS' COMPENSATION. Seller agrees to assume all responsibility for liability arising from workers' compensation claims, both medical and disability, which have been filed at or prior to the time of Closing or which arose out of incidents that occurred prior to Closing. Buyer shall be responsible for all claims, which arise out of, or are based upon, incidents, which occur subsequent to Closing.

                                   ARTICLE X.

                                   INDEMNITIES

     10.1 SELLER. Seller agrees to hold harmless, indemnify and defend Buyer from and against any and all loss, claim, damage, liability or expense (including, but not limited to, reasonable attorneys' fees and costs) arising out of or occurring as the result of any breach by Seller of any of its covenants, representations or warranties hereunder. Such indemnification shall include any claims pertaining to events or actions occurring prior to the date of Closing. In no event shall the liability of Seller under this SECTION 10.1 collectively exceed $5,000.00.

     10.2 BUYER. Buyer agrees to hold harmless, indemnify and defend Seller from and against any and all loss, claim, damage, liability or expense (including, but not limited to, reasonable attorneys' fees and costs) arising out of or occurring as a result of any breach by Buyer of any of its covenants, representations or warranties hereunder, or any liability of Buyer. Such indemnification shall include any claims pertaining to events or actions occurring after the date of Closing. Except with respect to obligations arising under this SECTION 10.2 as a result of a breach by Buyer of SECTION 3.1, SECTION
7.2 or SECTION 7.3, respectively, the liability of Buyer under this SECTION 10.2 shall not collectively exceed $5,000.00.

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                                   ARTICLE XI.

                                     CLOSING

     11.1 CLOSING. Closing shall occur at 9:00 a.m. on Friday March 30, 2001 at the law offices of Bryan Cave LLP, Two North Central Avenue, Suite 2200, Phoenix, Arizona, or on a date that is not later than ten (10) business days after the Court enters the Section 363 Order and the Section 365 Order; provided, however, that the Closing must occur concurrently with or subsequent to the closing of the transaction pursuant to which Buyer is purchasing the Real Property from EPI.

     11.2 TIME IS OF THE ESSENCE. Time is of the essence for the Closing of this transaction and if such Closing does not occur as provided in SECTION 11.1 above, a new Closing Date shall be set for the next business day thereafter, or as soon as practicable.

                                  ARTICLE XII.

                                   PRORATIONS.

     The following costs and expenses shall be prorated as of the Closing Date:

     12.1 Personal property taxes, sales taxes and any other assessments related to the Purchased Assets;

     12.2 Charges for utilities servicing the School, including, without limitation, charges or gas, electricity, water, sewer, cable television, and telephone services; and

     12.3 Any other reasonable expenses approved in writing by Buyer and prepaid by Seller related to the operation of the School.

     The amount of any prorations shall be computed by Buyer with the assistance of Seller. At Closing, Buyer shall pay to Seller or Seller shall pay to Buyer, as the case may be, an amount equal to the net proration so determined.

                                  ARTICLE XIII.

                  CONDITIONS PRECEDENT TO BUYER'S DUTY TO CLOSE

     Buyer shall have no duty to close, and no obligation hereunder, unless and until each and every one of the following conditions precedent have been fully and completely satisfied:

     13.1 CONTINUED TRUTH OF WARRANTIES. All of the representations and warranties of Seller contained herein shall continue to be true and correct at Closing.

     13.2 PERFORMANCE OF OBLIGATIONS. Seller shall have fully performed or tendered performance of each and every one of its obligations hereunder which by its terms is capable of performance before Closing.

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     13.3 DELIVERY OF CLOSING DOCUMENTS.  Seller shall have tendered delivery to
Buyer of all the documents, in form and substance reasonably satisfactory to Buyer, required to be delivered to Buyer by Seller on or before Closing pursuant to this Agreement.

     13.4 LITIGATION. No lawsuit, administrative proceedings or other legal action shall have been filed against Seller as of the Closing Date which seeks to restrain or enjoin Buyer's acquisition of the Purchased Assets, or the assumption of the Assumed Contracts.

     13.5 REAL PROPERTY. Buyer has purchased the Real Property from EPI.

     13.6 PAYMENT. Seller pays to Buyer in immediately available funds the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) as set forth in
SECTION 4.1 above.

     13.7 COURT ORDERS. The Court shall have entered the Section 363 Order and the Section 365 Order; provided, however, that Buyer shall not have the right to not close this transaction solely because the Section 365 Order approves Seller's decision to reject the Lease.

                                  ARTICLE XIV.

                 CONDITIONS PRECEDENT TO SELLER'S DUTY TO CLOSE

     Seller shall have no duty to close this transaction unless and until each and every one of the following conditions precedent have been fully and completely satisfied:

     14.1 CONTINUED TRUTH OF WARRANTIES. All of the representations and warranties of Buyer contained herein shall continue to be true and correct at Closing.

     14.2 PERFORMANCE OF OBLIGATIONS. Buyer shall have fully performed or tendered substantial performance of each and every one of its obligations hereunder which by its terms is capable of performance before Closing.

     14.3 DELIVERY OF CLOSING DOCUMENTS. Buyer shall have tendered delivery to Seller of all the documents, in form and substance reasonably satisfactory to Buyer, required to be delivered to Seller by Buyer on or before Closing pursuant to this Agreement.

     14.4 LITIGATION. No lawsuit, administrative proceedings or legal action other than the Chapter 11 Case shall have been filed by or against Seller as of the Closing Date, which seeks to restrain or enjoin Seller's sale of the Purchased Assets or the assumption of the Assumed Contracts.

     14.5 COURT ORDERS. The Court shall have entered the Section 363 Order and the Section 365 Order; provided, however, that Buyer shall not have the right to not close this transaction solely because the Section 365 Order approves Seller's decision to reject the Lease.

     14.6 PURCHASE PRICE. The Buyer pays to Seller in immediately available funds the amount of Thirty Thousand and No/100 Dollars ($30,000.00) as set forth in SECTION 4.1 above.

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
     14.7 MECHANIC'S LIEN. Buyer shall have assumed the Mechanic's Lien and agrees to fully and faithfully perform all duties and obligations, due or owing after the Closing, of Seller with respect to the Mechanic's Lien in an amount not to exceed Eighteen Thousand and No/100 Dollars ($18,000.00).

     14.8 DELINQUENT REAL PROPERTY TAXES. At Closing, Buyer shall assume and assign and Seller shall accept said assignment of the delinquent real property taxes on the Eagan Property in an amount not to exceed Eighty-Four Thousand and No/100 Dollars ($84,000.00).

                                   ARTICLE XV.

                   ITEMS TO BE DELIVERED AT CLOSING BY SELLER

     At Closing, Seller shall, unless waived in writing by Buyer, deliver to Buyer the following items, each in form and substance reasonably acceptable to Buyer and Buyer's counsel:

     15.1 BILL OF SALE. A duly executed bill of sale selling, assigning, transferring, and conveying the Purchased Assets.

     15.2 CERTIFIED RESOLUTION. A copy of the resolution of the Board of Directors of Seller authorizing the execution and performance of this Agreement.

     15.3 REPRESENTATIONS AND WARRANTIES. A certificate signed by an appropriate representative of Seller to the effect that all the representations and warranties of Seller contained herein are true and correct as of Closing.

                                  ARTICLE XVI.

                    ITEMS TO BE DELIVERED AT CLOSING BY BUYER

     At Closing, Buyer shall, unless waived in writing by Seller, deliver the following items, each in form and substance reasonably acceptable to Seller and Seller's counsel, to Seller:

     16.1 CERTIFIED RESOLUTION. A copy of the resolutions of the Executive Director of Buyer or other appropriate representative(s) authorizing the execution and performance of this Agreement.

     16.2 REPRESENTATIONS AND WARRANTIES. A certificate signed by an appropriate representative of Buyer to the effect that all the representations and warranties of Buyer contained herein are true and correct as of Closing.

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
                                  ARTICLE XVII.

                                  MISCELLANEOUS

     17.1 RIGHT TO BID. Buyer acknowledges and understands that the Court may consider higher and better offers. Notwithstanding, the parties agree that the Purchased Assets and Assumed Liabilities, collectively, shall be subject to higher and better offers.

     17.2 FURTHER ASSURANCES. Each party shall, at any time after Closing, execute and deliver to the other party all such additional instruments of conveyance and assignments, certificates or similar documents and take all such further actions as such other party may reasonably request.

     17.3 NO ADMISSIONS. Nothing in this Agreement shall be, or shall be construed to be, an admission of liability by the parties hereto to any other person, party or entity.

     17.4 NO OTHER AGREEMENTS. This Agreement, and all agreements delivered as part of the Closing contemplated herein, constitute the entire agreement between the parties with respect to its subject matter. All prior and contemporaneous negotiations, proposals and agreements between the parties are superseded by this Agreement. Any changes to this Agreement must be agreed to in writing signed by both parties.

     17.5 WAIVER. Either party may waive the performance of any obligation owed to it by the other party hereunder for the satisfaction of any condition precedent to the waiving party's duty to perform any of its covenants, including its obligations to Close. Any such waiver shall be valid only if contained in a writing signed by the waiving party.

     17.6 NOTICES. Any notices required or allowed in this Agreement shall be effectively given if placed in a sealed envelope, postage prepaid, and deposited in the United States mail, registered or certified, addressed as follows:

            To Seller:     Michael Lynch
                           The TesseracT Group, Inc.
                           4515 East Muirwood Drive
                           Phoenix, Arizona  85048

            Copy To:       Robert J. Miller, Esq.
                           Bryan Cave LLP
                           Two North Central Avenue, Suite 2200
                           Phoenix, Arizona  85004

            To Buyer:      Tesseract of Eagan, Inc.
                           c/o Carpenter Evert & Associates
                           Minnesota Center-Suite 1340
                           7760 France Avenue South
                           Bloomington, Minnesota  55435
                           Attention:  Mr. Neal Evert
                           Telephone No.: (952) 831-0085
                           Facsimile No.: (952) 831-0792

            Copy To:       Jim Cross, Esq.
                           Osborn Maledon
                           2929 N. Central Avenue, 21st Floor
                           Phoenix, Arizona  85012-2794

     17.7 BROKER AND FINDERS. Each of the parties hereto represents and warrants to the other that it has not employed or retained any broker or finder in connection with the transactions contemplated by this Agreement nor has it had any dealings with any person which may entitle such person to a fee or commission from any party hereto. Each of the parties shall indemnify and hold the other harmless for, from and against any claim, demand or damage whatsoever by virtue of any arrangement or commitment made by it with or to any person that may entitle such person to any fee or commission from the other party to this Agreement.

     17.8 RISK OF LOSS. The risk of loss, damage, or destruction of the Purchased Assets shall be borne by Seller until Closing. In the event any loss or damage to or taking of any such Purchased Assets is material in the context of this transaction and occurs before Closing, Seller shall immediately notify Buyer of the nature and extent of such loss, damage or taking, and Buyer shall, at its option, by written notice to Seller, either terminate this Agreement without further liability or obligation to Seller, or Buyer may proceed with this transaction on the terms and conditions mutually agreeable to the parties, including any adjustment in the Purchase Price.

     17.9 THIRD-PARTY BENEFICIARY. Nothing contained herein shall create or give rise to any third-party beneficiary rights for any individual or entity as a result of the terms and provisions of this Agreement.

     17.10 COURT JURISDICTION. Upon the execution hereof, the parties will file this Agreement with the Court. Upon approval thereof, the Court will have continuing jurisdiction to resolve any and all disputes that may arise under this Agreement.

     17.11 RELATIONSHIP OF PARTIES. The relationship of Seller and Buyer shall be that of independent entities and neither shall be deemed to be the agent of the other.

     17.12 CHOICE OF LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona and, as applicable, the Bankruptcy Code.

     17.13 PARAGRAPH HEADINGS. The Section, Article and paragraph headings contained herein are for convenience only and shall have no substantive bearing on the interpretation of this Agreement.

     17.14 RULES OF INTERPRETATION. The following rules of interpretation shall apply to this Agreement, the Schedules hereto and any certificates, reports or other documents or instruments made or delivered pursuant to or in connection with this Agreement, unless otherwise expressly provided herein or therein and unless the context hereof or thereof clearly requires otherwise:

          17.14.1 A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms, and if a term is said to have the meaning assigned to such term in another document or agreement and the meaning of such terms therein is amended, modified or supplemented, then the meaning of such term herein shall be deemed automatically amended, modified or supplemented in a like manner.

          17.14.2 References to the plural include the singular, the singular the plural and the part the whole.

          17.14.3 The words "include," "includes," and "including" are not limiting.

          17.14.4 A reference to any law includes any amendment or modification to such law, which is in effect on the relevant date.

          17.14.5 A reference to any person or entity includes its successors, heirs and permitted assigns.

          17.14.6 The words "hereof," "herein," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

          17.14.7 All Schedules to this Agreement constitute material terms of this Agreement and are incorporated fully into the terms of this Agreement.

     17.15 TIME IS OF THE ESSENCE. Time is of the essence in the performance and observance of all obligations and duties under this Agreement.

     17.16 ATTORNEY FEES. Each party shall bear its own legal fees and costs incurred in the negotiation and closing of this transaction. In the event of a dispute arising between the parties under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs of suit from the non-prevailing party.

     17.17 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement maybe executed in any number of counterparts, each of which shall be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have set their hands effective the date set forth above.

                                 THE TESSERACT GROUP, INC.,
                                 a Minnesota corporation.


                                 By:
                                     -------------------------------------------
                                 Name:
                                     -------------------------------------------
                                 Its:
                                     -------------------------------------------

                                 SELLER

                                 TESSERACT OF EAGAN, INC., a Minnesota
                                 non-profit corporation.

                                 By:
                                     -------------------------------------------
                                 Name:
                                     -------------------------------------------
                                 Its:
                                     -------------------------------------------

                                 BUYER